Exhibit 10 (clxxiv)

                                AMENDMENT NO. 4
                                     TO THE
                      NACCO MATERIALS HANDLING GROUP, INC.
                               CASH BALANCE PLAN


         NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 4 to the Plan document entitled "The NACCO Materials Handling Group, Inc. Cash Balance Plan (As Amended and Restated Effective as of April 1, 1992)" (the "Plan"). The provisions of this Amendment shall be effective July 1, 1995. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.


                                   Section 1

         The third sentence of Section 6.05(b) of the Plan (which was previously amended by Amendment No. 1 to the Plan) is hereby amended in its entirety to read as follows:

         "If a Participant's Disability Retirement Pension commences before his Normal Retirement Date, it shall be payable, except as otherwise provided in the Plan, for the Participant's lifetime, in a reduced monthly amount equal to the greater of (1) or (2), where (1) equals the Actuarial Equivalent of his Accrued Benefit sum of (A) his Immediate Cash Balance Annuity, based on the Participant's Cash Balance Account as of his Pension Commencement Date, plus (B) the Actuarial Equivalent of his Indexed Prior Plan Benefit."

                                           EXECUTED this 30th day of June, 1995.


                                      NACCO MATERIALS HANDLING GROUP, INC.

                                      By: Charles A. Bittenbender
                                      Title:  Assistant Secretary